EXHIBIT 23.1

The Shareholders of Hops Grill and Bar, Inc,:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                                      /s/ KPMG Peat Marwick LLP


Tampa, Florida
October 15, 1996